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                                    NSI - NSK
                          LICENSING AND SALES AGREEMENT

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                                TABLE OF CONTENTS

ARTICLE I
  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-6
      1.1   Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.2   Bonus Payments . . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.3   Commission Expense . . . . . . . . . . . . . . . . . . . . . . . . 2
      1.4   Copyrights . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      1.5   Distributor Lists. . . . . . . . . . . . . . . . . . . . . . . . . 3
      1.6   Downline Organization. . . . . . . . . . . . . . . . . . . . . .   3
      1.7   Independent Distribution Network . . . . . . . . . . . . . . . . . 3
      1.8   Introductory Kits. . . . . . . . . . . . . . . . . . . . . . . . . 3
      1.9   Know-How . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      1.10  Licensed Property. . . . . . . . . . . . . . . . . . . . . . . . . 4
      1.11  NSI Independent Distributor. . . . . . . . . . . . . . . . . . . . 4
      1.12  NON-RESIDENT INDEPENDENT DISTRIBUTOR . . . . . . . . . . . . .  .  4
      1.13  Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
      1.14  Proprietary Information. . . . . . . . . . . . . . . . . . . .   4,5
      1.15  Resident NSI Independent Distributor . . . . . . . . . . . . . .   5
      1.16  Sales and Compensation Plan. . . . . . . . . . . . . . . . . .   5,6
      1.17  Sales Aids . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      1.18  Territory. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE II
  GRANT OF EXCLUSIVE LICENSE . . . . . . . . . . . . . . . . . . . . . . .  6-10
      2.1   Grant of EXCLUSIVE License . . . . . . . . . . . . . . . . . . .   6
      2.2   Term of License Granted. . . . . . . . . . . . . . . . . . . . .   6
      2.3   NSI's Interest in Licensed Property. . . . . . . . . . . . . . . . 7
      2.4   Recitals of Value of Licensed Property . . . . . . . . . . . .   7,8
      2.5   MAINTENANCE AND FURTHER DEVELOPMENT. . . . . . . . . . . . . . . . 8
      2.6   LICENSE FEE. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      2.7   COMPUTATION AND PAYMENT TERMS. . . . . . . . . . . . . . . . . . 8,9
      2.8   Warranty of Title; DEFENSE OF CLAIMS . . . . . . . . . . . . . . .10
      2.9   Modifications. . . . . . . . . . . . . . . . . . . . . . . . . . .10
      2.10  RESERVATION OF RIGHTS TO TERMINATE LICENSE . . . . . . . . . . . .10

ARTICLE III
  OBLIGATIONS OF THE PARTIES UNDER THE AGREEMENT . . . . . . . . . . . . . 11-15
      3.1   OBLIGATIONS, RIGHTS, AND DUTIES. . . . . . . . . . . .11,12,13,14,15

ARTICLE IV
 INTRODUCTORY KIT SALES. . . . . . . . . . . . . . . . . . . . . . . . . . 15-16
      4.1   Agreement to Purchase Introductory Kits. . . . . . . . . . . . . .15
      4.2   Pricing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15,16
      4.3   Payment Method . . . . . . . . . . . . . . . . . . . . . . . . .  16
      4.4   Quantities . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      4.5   Quality of Introductory Kits . . . . . . . . . . . . . . . . . . .16
      4.6   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 16,17
      4.7   Merchantability. . . . . . . . . . . . . . . . . . . . . . . . . .17

ARTICLE V
  GOVERNMENTAL APPROVALS, LAWS AND REGULATIONS . . . . . . . . . . . . . . 17-18
      5.1   Obligations of NSK . . . . . . . . . . . . . . . . . . . . . . .  17
      5.2   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .  17
      5.3   Protection of NSI. . . . . . . . . . . . . . . . . . . . . . . .  18
      5.4   COMPLIANCE OF NSK OPERATION. . . . . . . . . . . . . . . . . . .  18

ARTICLE VI
  TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . 18-20
      6.1   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      6.2   BREACH AND NOTICE. . . . . . . . . . . . . . . . . . . . . . . 18,19
      6.3   EXAMPLES OF MATERIAL BREACH. . . . . . . . . . . . . . . . . . .  19
      6.4   OBLIGATION OF NSK UPON TERMINATION . . . . . . . . . . . . . . .  20
      6.5   DAMAGES NOT ALLOWABLE. . . . . . . . . . . . . . . . . . . . . .  20
      6.6   Survival of Obligations. . . . . . . . . . . . . . . . . . . . .  20
      6.7   WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      6.8   Reversion of Rights. . . . . . . . . . . . . . . . . . . . . . 20,21


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ARTICLE VII
  RELATIONSHIP OF NSI AND NSK. . . . . . . . . . . . . . . . . . . . . . . 21-22
      7.1   NSI AND INDEPENDENT CONTRACTS. . . . . . . . . . . . . . . . . . .21
      7.2   NSI CONDUCTS NO BUSINESS ACTIVITY IN TERRITORY . . . . . . . . .  21
      7.3   CROSS DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . 21,22
      7.4   ACCEPTANCE OF REGISTRATION AGREEMENT FROM NSI INDEPENDENT
            DISTRIBUTORS . . . . . . . . . . . . . . . . . . . . . . . . . . .22

ARTICLE VIII
  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22-23
      8.1   OBLIGATION TO KEEP CONFIDENTIAL. . . . . . . . . . . . . . . . .  22
      8.2   SURVIVAL OF OBLIGATION . . . . . . . . . . . . . . . . . . . . 22,23
      8.3   INFORMATION THE EXCLUSIVE PROPERTY OF NSI. . . . . . . . . . . . .23

ARTICLE IX
  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24


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                                TABLE OF CONTENTS
                                  -CONTINUED-

ARTICLE X
  FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE XI
  GOVERNMENTAL APPROVAL. . . . . . . . . . . . . . . . . . . . . . . . . . 24-25

ARTICLE XII
  RECORDING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE XIII
  GOVERNING LAW AND DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . 25-26

ARTICLE XIV
  APPLICABILITY OF POST-EFFECTIVE LAW. . . . . . . . . . . . . . . . . . . .  26

ARTICLE XV
  WAIVER AND DELAY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26-27

ARTICLE XVI
  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE XVII
  INTEGRATED CONTRACT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XVIII
  MODIFICATION AND AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XIX
  NONDISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XX
  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,29

ARTICLE XXI
  COUNTERPARTS AND HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . .  29

                          LICENSING AND SALES AGREEMENT

      THIS LICENSING AND SALES AGREEMENT (hereinafter the "Agreement") is made and entered into pursuant to the terms of Article VI , between Nu Skin International, Inc. a corporation organized and existing under the laws of the State of Utah, U.S.A., (hereinafter referred to as "NSI") and Nu Skin Korea, a corporation duly organized and existing under the laws of the country of Korea, (hereinafter "NSK"). Hereinafter, NSI and NSK shall collectively be referred to as the "Parties".

                              W I T N E S S E T H

      WHEREAS, NSI is engaged in the design, production and marketing of products and related sales aids for distribution in the international markets of the Asia-Pacific Region through a network of independent distributors; and,

      WHEREAS, NSK desires to act as the exclusive wholesale distributor of NSI products in Korea, having entered a separate written Wholesale Distribution Agreement with Nu Skin Hong Kong, respecting such Products and Sales Aids in the Asia-Pacific region; and,

      WHEREAS, NSI and NSK mutually recognize that such Product and Sales Aid sales will be maximized through NSK's use of NSI's Independent Distribution Network; and,

      WHEREAS, NSI desires to further develop and enlarge its Independent Distribution Network in the country of South Korea with the assistance of NSK, for their mutual benefit, in accordance with the terms and conditions hereinafter provided;


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      NOW THEREFORE, in consideration of the premises, the mutual promises, covenants, and warranties hereinafter set forth and for other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      For the purposes of this Agreement, the following words and terms shall have the meaning assigned to them in this Article I:

      1.1   "AGREEMENT" shall mean this Licensing and Sales Agreement.

      1.2 "BONUS PAYMENTS" shall mean all monetary obligations due to NSI Independent Distributors accrued under the terms of the point accumulation system of the Sales and Compensation Plan portion of their contract with NSI.

      1.3 "COMMISSION EXPENSE" shall mean all direct expenses incurred by the affiliated Nu Skin companies in operating, managing, and executing the Sales Compensation Plan. These expenses include, but are not limited to amounts paid to Distributors as Bonus Payments as well as operational costs associated with the calculation and generation of monthly payments.

      1.4 "COPYRIGHTS" shall mean any and all protectible software, programs, databases, photographs, transparencies, literature and other written material, source codes and applications owned by NSI or which NSI has a right to use, license or sub-license, relating directly or indirectly to the scope of this Agreement.


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      1.5   "DISTRIBUTOR LISTS" shall mean any and all individual and
accumulated name, address, identification number, sponsor name and/or similar lists of all present or future NSI Independent Distributors expressed in any medium.

      1.6 "DOWNLINE ORGANIZATION" shall mean, with respect to any NSI Independent Distributor, the sub-distributor or group of sub-distributors directly or indirectly introduced to NSI by such NSI Independent Distributor(s) who have likewise entered a contractual relationship to receive compensation under the terms of the point accumulation system of the Sales and Compensation Plan.

      1.7 "INDEPENDENT DISTRIBUTION NETWORK" shall mean the network of all NSI Independent Distributors having a contractual relationship with NSI to act as a retail distributor.

      1.8 "INTRODUCTORY KIT" shall mean those materials developed, maintained and approved by NSI and intended for distribution and/or sale in conjunction with the execution of the distribution contract to NSI Independent Distributors in the Territory explaining the Nu Skin independent business opportunity, the contractual relationship with NSI, and the marketing support programs for the Territory.

      1.9 "KNOW-HOW" shall mean any information, including, without limitation, any commercial or business information, lists, marketing methods, marketing surveys, processes, specifications, quality control reports, drawings, photographs, or any other information owned by NSI, whether or not considered proprietary, relating to the Independent Distribution Network, the Distributor Lists, and the Sales and Compensation Plan.


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      1.10  "LICENSED PROPERTY" shall mean the Independent Distribution Network, the Distributor Lists, the Sales and Compensation Plan, the Copyrights, the Proprietary Information, and the associated Know-How.

      1.11 "NSI INDEPENDENT DISTRIBUTOR" shall mean a person or business entity authorized by contract with NSI to distribute, as an independent contractor, the Products and Sales Aids purchased from an authorized Nu Skin distribution center in accordance with the terms of such distribution contract.

      1.12 "NON-RESIDENT INDEPENDENT DISTRIBUTOR" shall mean any NSI Independent Distributor whose resident country as shown on the records of NSI is outside the Territory, but whose Downline Organization is comprised of one or more Resident Independent Distributors, having a right under contract to earn Bonus Payments completed based at least partly on the sale of Products and Sales Aids within the Territory.

      1.13 "PRODUCTS" shall mean those goods which carry a point value within the Sales Compensation Plan, including without limitation, cosmetics, nutritional products, dietary supplements, vitamins, over-the-counter drugs, quasi-drugs, drugs and pharmaceutical products designed and produced for the Territory's market purchased at wholesale by NSI Independent Distributors.

      1.14 "PROPRIETARY INFORMATION" shall mean, without limitation, all information other than information in published form or expressly designated by either party in writing as non-confidential, which is directly or indirectly disclosed to the other party, regardless of the form in which it is disclosed, relating in any way to the following property owned by the Parties or which the Parties have been licensed to use or sub-license: (1) proprietary technical


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information related to the Licensed Property and the Introductory Kit; (2)
information respecting actual or potential customers or customer contacts and customer sales strategies, names, addresses, phone numbers, identification numbers, database information and its organization, unique business methods; (3) market studies, penetration data, customers, product formulas, contracts, copyrights, computer programs, applications, technical data, licensed technology, patents, inventions, procedures, methods, designs, strategies, plans, liabilities, assets, cost revenues, sales costs, production costs, raw material sources and other market information; (4) other sales and marketing plans, programs and strategies; (5) trade secrets, Know-How, designs and proprietary commercial and technical information, methods, practices, procedures, processes, formulae with respect to manufacturing, assembly, design or processing products subject to this Agreement and any component, part or manufacture thereof; (7) profits, organization, employees, agents, distributors, suppliers, trademarks, trade names and services; (8) other business and commercial practices in general relating directly or indirectly to the foregoing; and, (9) computer disks or other records or documents, originals or copies, containing in whole or in part any of the foregoing.

      1.15 "RESIDENT NSI INDEPENDENT DISTRIBUTOR" shall mean any NSI Independent Distributor whose country of residence as shown on the records of NSI is in the Territory and who may have a Downline Organization comprised of Resident and Non-Resident NSI Independent Distributors.

      1.16 "SALES AND COMPENSATION PLAN" shall mean the method and expression designed and employed by NSI defining the relationship between NSI and a NSI Independent Distributor, respecting the distribution of the Products and compensation derived therefrom.


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All such compensation paid in the AP Region, including the Territory, shall be calculated in accordance with a common point accumulation system associated with Product volumes purchased for sale by NSI Independent Distributors and taking into account different currency rates of exchange in each of the countries in the AP Region, including the Territory.

      1.17 "SALES AIDS" shall mean the materials, in whatever form and/or design produced for the Territory to assist in the marketing of the Products in the Territory.

      1.18 "TERRITORY" shall mean the entire area and jurisdiction comprising the country of the Republic of Korea. The Territory defined in this Agreement may be modified from time to time by written amendment, signed by the Parties.

                                   ARTICLE II,

                           GRANT OF EXCLUSIVE LICENSE

      2.1 GRANT OF EXCLUSIVE LICENSE. NSI hereby grants to NSK an exclusive license and right to use in the Territory the Licensed Property and transfers to NSK the financial and other obligations that are received by Resident NSI Distributors under the Distributor Contract. NSI grants to NSK the right and duty to prevent all third parties from using, reproducing, distributing, and disclosing to the public the Licensed Property. NSK does not have the right to grant sub-licenses, convey or otherwise share the Licensed Property.

      2.2 TERM OF LICENSE GRANTED. The licenses granted in this Agreement shall remain in full force until the termination of this Agreement in accordance with its terms.


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      2.3   NSI'S INTEREST IN LICENSED PROPERTY.  NSI hereby retains legal title to the Licensed Property for all purposes, including but not limited to the bringing or defending of any legal action in the Territory which it deems reasonable to protect its rights therein. NSK agrees to assist NSI in any manner to protect NSI's rights in the Licensed Property which NSI may reasonably request.

      2.3(a)   NSK shall review regularly the Territory's market for
      unauthorized users of the Licensed Property and unfair competition affecting the status, channels of commerce or scope of the Licensed Property, and agrees to inform NSI promptly of any possible infringement of, or unfair competition affecting, the Licensed Property which comes to the attention of NSK. In the event NSI decides to take affirmative action against any such possible infringement or act of unfair competition, NSK agrees to assist NSI, in whatever manner NSI may direct, and at the expense of NSI. NSI claims, in its sole discretion, the exclusive right to direct any such action. Recovery of damages resulting from any such action shall be solely for the accounts of NSI. Should either party hereto be involved as a defendant in any judicial action under the laws of the Territory respecting the subject matter of this Agreement, the Parties hereto agree to cooperate in such defense with each other to the greatest possible extent. Any liability of NSK in such action shall be limited to the amount of the license fees due to NSI from NSK under the terms of this Agreement.

      2.4 RECITALS OF VALUE OF LICENSED PROPERTY. NSK recognizes and agrees that NSI has expended considerable time, effort and resources to develop and maintain the Licensed Property. NSK further agrees it will derive a considerable benefit from its use of the


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Licensed Property in the Territory and from NSI's efforts and expenditures respecting the Licensed Property.

      2.5 MAINTENANCE OF LICENSED PROPERTY. NSI shall use its best efforts and take all reasonable steps consistent with its existing internal policies and procedures and with this Agreement to maintain and further develop the Licensed Property in the Territory. In no event shall this clause be construed to require NSI to establish or maintain a branch office, subsidiary corporation or fixed place of business or similar permanent establishment in the Territory.
NSK shall, from its own accounts and at its own expense, likewise use its best efforts to maintain the Licensed Property in the Territory as it deems appropriate.

      2.6 LICENSE FEE. Starting and beginning on the date when NSK commences operations in the Territory and thereafter, and as compensation for the exclusive licenses granted pursuant to the terms of this Agreement, NSK shall pay to NSI a license fee equal to four percent (4%) of its sales, net of VAT, of Products and Sales Aids and other items (exclusive of Introductory Kits and goods sold on consignment) sold to NSI Independent Distributors during the entire term of this Agreement.

      2.7 COMPUTATION AND PAYMENT TERMS. The computation and payment terms of amounts to be paid pursuant to this Agreement shall be as follows:

      2.7(a)   NSK shall give to NSI, at the end of each month, a written statement of the sales volume achieved during such period in the Territory. This statement shall be certified as to its correctness by NSK's principal financial officer and dispatched to NSI within twenty (20) days following the close of each such period.


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      2.7(b)   The license fee shall be due and payable as of the last day of each fiscal quarter based upon sales through the last day of said quarter.

      2.7(c)   For purposes of computing the license fee, Products and Sales
      Aids shall be considered sold when recognized for accounting purposes as a sale by NSK.

      2.7(d)   The Parties agree that the license fee shall remain competitive within the market and shall be determined by negotiated arm's length standards.

      2.7(e)   NSK shall keep complete and accurate records of its activities under this Agreement which shall be open to inspection by authorized representatives of NSI at any reasonable time. NSI may also appoint a CPA or equivalent of NSI's choice in the Territory for the purpose of auditing NSK's relevant records.

      2.7(f)   Payments made by NSK to NSI under this Agreement shall be payable in Korean Won or the U.S. Dollar equivalent as of the date of the settlement. Payments shall be made either directly to NSI in immediately available funds by wire transfer to Zion's First National Bank, Provo Branch, Provo, Utah, U.S.A. -- account number 32927931, or by such other means of payment designated by NSI.

      2.7(g)   Without limiting any of NSI's other rights and remedies under to this Agreement, amounts outstanding under the terms of this Agreement not paid within 60 days from the date due and payable, and as set forth in the payment provisions herein, shall bear interest at the U.S. prime interest rate (as reported in the Wall Street Journal) plus two percent (2%) for the full period outstanding. Whether or not interest charges are actually levied is at the discretion of NSI.


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


      2.8 WARRANTY OF TITLE; DEFENSE OF CLAIMS. NSI hereby warrants and represents that it is the sole and exclusive owner of the Licensed Property; that all NSI Proprietary Information related to the Licensed Property is confidential, giving NSI a competitive advantage in its worldwide markets; that to the best of its knowledge and information no claim exists or has been made contesting the ownership and title of said Licensed Property; and that NSK's use of the Licensed Property in the Territory will not constitute an infringement of the right of any third party. NSI shall indemnify and hold harmless NSK for any loss, damage or claim, including reasonable attorneys' fees, arising from or relating to any breach of the warranties contained herein. NSI reserves the right to control the defense of any litigation including, without limitation, the right to choose counsel and to settle and dispose of any such litigation or claim as it deems appropriate in its sole discretion.

      2.9 MODIFICATIONS. NSI hereby retains legal title to the Licensed Property and any modifications, enhancements and improvements to any of the Licensed Property used or made by NSK pursuant to this Agreement; NSK will promptly disclose to NSI all such modifications, enhancements and improvements.

      2.10 RESERVATION OF RIGHTS TO TERMINATE LICENSE. NSI hereby retains the right to terminate any of the licenses granted as part of the Licensed Property or this Agreement for any of the reasons set forth in this Agreement.


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


                                   ARTICLE III

                 OBLIGATIONS OF THE PARTIES UNDER THE AGREEMENT

3.1 OBLIGATIONS, RIGHTS, AND DUTIES. For the consideration received and outlined within the Agreement, the Parties agree that the obligations of each of them are as outlined below.

      3.1(a)   NSI agrees to maintain and provide support for the Sales and
      Compensation Plan within the Territory. This includes the efforts made in further developing and maintaining the Sales and Compensation Plan and providing the necessary support to NSK to implement the details of the Sales and Compensation Plan as directed by NSI. This includes, but is not limited to, the following:

               (1) to maintain an adequate computer system, including necessary hardware, software, data links, computer peripherals, printers, etc. to properly fulfill NSI's obligations under the Sales and Compensation Plan;

               (2) to provide the necessary training and support to NSK relating to NSI's Independent Distributors, including information relating to training methods, motivational strategies, convention and event planning, technical policies and procedure knowledge, etc;

               (3) to receive and use NSK's sales information to compute the correct and appropriate payments to NSI's Independent


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               Distributors in the Territory, such that the Independent
               Distributors within the Territory are fully compensated under and in accordance with the Sales and Compensation Plan;

               (4) to receive NSK's information relating to wrongful conduct and behavior of NSI's Independent Distributors in the Territory and to act in a responsible manner to help insure the reputation of NSI;

               (5) to maintain a record of the contracts entered into by NSI Independent Distributors and provide such information to NSK, as reasonably requested;

               (6) to maintain appropriate insurance coverage such that the assets and financial stability of NSI is insured; and

               (7) to perform any other function or provide the necessary support to comply with the intended provisions of this article such that NSI uses its best efforts to maintain an Independent Distribution Network within the Territory.

      3.1(b)   NSK agrees to timely perform the following functions and
      responsibilities in fulfilling its duties and obligations under this Agreement and recognizes that performance of such activities are in NSK's best interests in furthering its development in the Territory:

               (1) to maintain, at its sole cost and expense, such facilities and other places of business within the Territory necessary to effect


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               the purposes and intentions of this Agreement and to bear all costs and expenses it incurs in the negotiation, memorialization, execution and performance of all leases, rentals, equipment, salaries, taxes, licenses, insurance, permits, telephone, telegraph, promotional, advertising, travel, accounting, legal and such similar expenses, relating to the business of NSK under the terms and conditions of this Agreement, unless otherwise agreed in writing by the Parties;

               (2) to manage its business affairs in such a manner that the reputation of the company is not damaged;

               (3) to sell and/or distribute Introductory Kits to potential NSI Independent Distributors in accordance with all applicable laws and industry standards (See Article IV);

               (4) to collect, but not accept, distribution contracts, (Distributor Agreements*) from potential NSI Independent Distributors and forward these contracts to NSI in a timely fashion, such that the agreements are accepted or rejected by NSI in the United States of America;

               (5) to train and lend assistance to NSI Independent Distributors in the Territory;


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               (6) to only accept Registration Agreements* from those
               distributors previously or currently registered with NSI as Independent Distributors.

               (7) to transmit to NSI necessary information regarding sales to NSI Independent Distributors, such that NSI can fulfill its obligations to the Independent Distributors under the Sales and Compensation Plan;

               (8) to maintain appropriate insurance coverage such that the assets and financial stability of NSK are insured; and

               (9) to satisfy the local commission obligations owed to Resident NSI Independent Distributors on a monthly basis, in accordance with and pursuant to the Sales Compensation Plan. Pursuant to
               Article 2.1 of this Agreement NSK agrees to pay all obligations which it assumes hereunder and to which Resident NSI Independent Distributors are entitled under the Distribution Contract in a timely and efficient manner;

               (10) to pay NSI a consulting fee based upon the efforts expended by NSI in training, motivating, instructing and supervising Resident NSI Independent Distributors during the initial start-up


*A person may become an Independent Distributor in Korea only if he/she signs a Registration Agreement with NSK and is registered with the NSK as a Multilevel Seller under the DDSA.

               phase of NSK's operations in Korea. NSK agrees and understands that such consulting is to its benefit in generating initial revenue in Korea. NSI agrees to invoice NSK on a monthly basis for this service. NSI further agrees that its method of computing the consulting fee will be on a cost basis;

               (11) to monitor and supervise the activities of NSI Independent Distributors within the Territory, enforcing the Distributor Contract and their own Registration Agreement (see * on page 13) to ensure compliance with the Distributor Contract and Policies and Procedures, suggesting and helping pursue any necessary action against NSI Distributors who violate any of the terms and conditions of the Distributor Contract, including the Policies and Procedures, or any other rules and regulations of NSI or NSK;

               (12) to perform any other function or provide support such that NSI can fully perform its obligations to the Independent Distributors under the Sales and Compensation Plan and Distributor Contract.

                               ARTICLE IV

                         INTRODUCTORY KIT SALES

      4.1 AGREEMENT TO PURCHASE INTRODUCTORY KITS. The Parties acknowledge that pursuant to this Agreement NSK is being granted an exclusive license to use the Licensed Property, including the Independent Distribution Network, in the Territory. NSK agrees to use its best efforts in furthering the development of the Independent Distribution Network in the Territory by purchasing from NSI and selling or otherwise distributing Introductory Kits to potential NSI Independent Distributors in the Territory. Alternatively, the Parties agree that NSK shall have the right to locally produce Introductory Kits under the Nu Skin registered trademarks. Such production of Introductory Kits will be governed by a separate Trademark-Tradename Licensing Agreement entered into by NSK and NSI.

      4.2 PRICING. In order to determine and set the prices to be paid by NSK to NSI for Introductory Kits purchased or locally produced hereunder, the Parties shall use those factors and circumstances relevant to prevailing market conditions and shall negotiate in good faith. However, under no circumstance is the sale price of the Introductory Kits to exceed 10% of NSI's manufacture and/or purchase price.

      4.3 PAYMENT METHOD. NSK shall pay the commercial invoices for Introductory Kits sold or locally produced under this Agreement in immediately available funds by wire transfer to a bank or banks designated by NSI, or by such other means of payment agreed to by NSI. All purchases of Introductory Kits will be payable in Korean Won with any exchange rate risks relating to currency fluctuation being borne by NSI. Without limiting any of NSI's other rights and remedies pursuant to provisions to this Agreement, amounts not paid within the time set forth in the payment provisions herein shall be subject to an interest charge equal to two percent (2%) over the prime rate (as reported in the Wall Street Journal) for the entire period such amounts remain unpaid. Whether or not interest charges are actually levied is at the discretion of NSI.

      4.4 QUANTITIES. NSK agrees to purchase or locally produce sufficient quantities of the Introductory Kit to fill orders, in a timely fashion, received from potential NSI Independent Distributors in the Territory.

      4.5 QUALITY OF INTRODUCTORY KITS. NSI shall use its best efforts to maintain and augment the quality, image and value of the Introductory Kits such that Introductory Kits sold or locally produced in the Territory are consistent with the quality of those sold in other Nu Skin markets.

      4.6 INSURANCE. NSI covenants it will maintain a current insurance policy covering product and business claims found in the Introductory Kit in an amount consistent with normal and commercially reasonable standards in the industry. NSI agrees to provide NSK with any certificate of insurance which NSK may reasonably request.

      4.7 MERCHANTABILITY. NSI warrants that Introductory Kits sold or locally produced to NSK pursuant to this Agreement will be merchantable and of sufficient quality for sales within Korea. If NSK determines that certain Introductory Kits supplied under this Agreement are not merchantable, a claim for a refund of the price paid can be made with 45 days from the day the Introductory Kits are received in Korea. NSI agrees to refund, or credit the account of NSK, for the purchase price of such non-merchantable Introductory Kits.

                                    ARTICLE V
                  GOVERNMENTAL APPROVALS, LAWS AND REGULATIONS

      5.1 OBLIGATIONS OF NSK. NSK agrees it will obtain any governmental approval required in the Territory to enable this Agreement to become effective or to enable any payment pursuant to the provisions of this Agreement to be made, or any other obligation hereunder to be observed or performed. NSK agrees to keep NSI informed of its progress in obtaining all such governmental approvals.

      5.2 COMPLIANCE WITH LAWS. NSK shall comply with and make all necessary filings and notifications under all applicable laws, regulations and ordinances in the Territory, including without limitation, any requirement for the registration or recording of this Agreement, if necessary, with any applicable or responsible governmental entities and authorities.

      5.3 PROTECTION OF NSI. NSK shall refrain from any action that will cause NSI to be in violation of any applicable law, regulation, or ordinance of the Territory, the United States, or elsewhere, or of any international convention, bilateral, or multilateral treaty to which the Territory or the United States is a signatory, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Control Laws, and the U.S. Anti-Boycott Laws.

      5.4 COMPLIANCE OF NSK OPERATION. NSK shall capitalize itself adequately and maintain its operations on a financially sound basis and in compliance with all applicable laws, regulations and ordinances covering the operation of such business entities in the Territory.

                                   ARTICLE VI
                              TERM AND TERMINATION

      6.1 TERM. This Agreement shall be effective as of the date of NSK's commencement of operations in the Territory. The initial term of the Agreement shall expire in five (5) years from the date of said commencement, but shall automatically be renewed for successive five (5) year terms unless either party gives three (3) months written notice to the other of its intent to terminate this Agreement prior to the expiration of the term then in effect.

      6.2 BREACH AND NOTICE. In case either party breaches any provision of this Agreement, the other party may immediately give notice of its intention to terminate within ninety (90) days thereof and, unless the breaching party notifies the other of the cure of such breach within said period, this Agreement shall automatically terminate at the expiration of the ninety day period.
Should any such breach consist of the failure of NSK to pay any amount owing to NSI hereunder, the period of notice of intention to terminate this Agreement shall be thirty (30) days.

      6.3 EXAMPLES OF MATERIAL BREACH. Either party may terminate this Agreement upon the occurrence of any of the following:

      6.3(a)   the filing by or against the other party hereto of a
      petition in bankruptcy or judicial or administrative declaration of insolvency, the dissolution, liquidation, or re-organization of, and the loss of clearinghouse privileges by, one party as circumstances justifying termination of the Licensing and Sales Agreement by the other party, by giving notice to the latter party of its intention to so terminate. NSI may terminate this Agreement by giving notice thereof to NSK in the event of government expropriation of any of the assets of NSI or NSK which relate to the activities of NSK contemplated by this Agreement;

      6.3(b)   if NSK causes or allows a judgment to be entered against it or causes or allows a lien, security interest or other encumbrance to be place upon its assets or the assets of NSI;

      6.3(c)   if NSK undergoes a substantial change in ownership or
      control. Upon any of the foregoing events, such termination shall be immediately effective.

      6.3(d)   if either party violates a term, condition, covenant, warranty or promise under this Agreement.

      6.4 OBLIGATION OF NSK UPON TERMINATION. Upon termination of this Agreement by either Party, NSK agrees to the following;

      6.4(a)   to furnish NSI with a current list of all potential NSI
      Independent Distributors from whom NSK has collected distribution contracts or to whom NSK has sold Products or Sales Aids;

      6.4(b)   to dispose of any unused Introductory Kits or related materials in accordance with the instructions of NSI;

      6.5 DAMAGES NOT ALLOWABLE. Should this Agreement be terminated for any reason, NSK shall not be able to claim from NSI any damages or compensation for losses or expenses incurred, or for lost profits.

      6.6 SURVIVAL OF OBLIGATIONS. Termination of this Agreement shall not affect (1) any of the obligations, covenants and warranties made hereunder, including the payment of any fees or other costs which have accrued as of the date of termination; (2) any obligation which from the provision of this Agreement is intended to survive the termination of said Agreement.

      6.7 WAIVER. Any waiver by either party of a breach of any term or condition of this Agreement shall not be considered as a waiver of a subsequent breach of the Agreement or any other term or condition thereof.

      6.8 REVERSION OF RIGHTS. Upon termination of this Agreement, all rights and licenses herein granted to NSK shall immediately cease and shall revert to NSI, and NSK shall not represent to any third party that it has any right to use, assign, convey or otherwise transfer the Licensed Property.

                                   ARTICLE VII
                           RELATIONSHIP OF NSI AND NSK

      7.1   NSK AND INDEPENDENT CONTRACTS.   The relationship of NSK and NSI
shall be and at all times remain, respectively, that of independent contractor and contracting party. Nothing contained or implied in this Agreement shall be construed to constitute NSK as the legal representative or agent of NSI or to constitute or construe the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

NSK shall not conclude any contract or agreement or make any commitment, representation or warranty that binds NSI or otherwise act in the name of or on behalf of NSI.

      7.2 NSI CONDUCTS NO BUSINESS ACTIVITY IN TERRITORY. Nothing contained in this Agreement shall be construed to require NSI to establish or maintain a branch office, subsidiary corporation or fixed place of business or similar permanent establishment in the Territory. In fact, the Parties understand and agree that NSI will refrain from conducting business or engaging in any activity in the Territory which could be construed, under the applicable laws and tax regulations, as doing or conducting business in the Territory.

      7.3 CROSS DEFAULT. The Parties agree that in the event NSI terminates, or imposes disciplinary action on any NSI distributor due to the Distributor's violation of the Distributor Agreement between NSI and the Distributor, that such termination or disciplinary action shall provide sufficient grounds for NSK to terminate or impose disciplinary action on the Distributor with respect to the Registration Agreement with NSK. Likewise, the Parties agree that in the event NSK terminates, or imposes disciplinary action on any NSK distributor due to the Distributor's violation of the Registration Agreement between NSK and the Distributor, that such termination or disciplinary action shall provide sufficient grounds for NSI to terminate or impose disciplinary action on the Distributor with respect to the Distributor Agreement with NSI.

      7.4 ACCEPTANCE OF REGISTRATION AGREEMENT FROM NSI INDEPENDENT DISTRIBUTORS. The Parties understand and agree that NSK will accept no Registration Agreement with any person or entity unless that person or entity has first signed a Distributor

Agreement with NSI and been accepted as a distributor of NSI under the sole discretion and judgement of NSI.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

      8.1 OBLIGATION TO KEEP CONFIDENTIAL. NSI and NSK agree to hold confidential any Proprietary Information disclosed by the other party or otherwise obtained, directly or indirectly. NSK agrees that should it have access to any Proprietary Information during the course of its relationship with NSI, it will make no changes to or copies of such materials without the prior, express written consent of NSI's authorized representative. Neither party will use, divulge, or disclose any Proprietary Information, directly or indirectly, for its own benefit or for the benefit of any third party.

      8.2 SURVIVAL OF OBLIGATION. NSI and NSK agree to keep confidential the terms of this Article until such time as: (a) either party releases the other party, in writing, from its terms; or (b) the Proprietary Information becomes known to the general public by means other than through a breach of this Agreement; provided that the obligations of the Parties shall cease only with respect to that portion of Proprietary Information identified in a written release or generally known to the public. The confidentiality provisions of this Article shall survive termination of this Agreement.

      8.3 INFORMATION THE EXCLUSIVE PROPERTY OF NSI. NSK acknowledges that all NSI Proprietary Information communicated to NSK by NSI, relating to the Licensed

Property, shall be deemed to be secret and confidential in character and, as between the Parties, will be considered the exclusive property of NSI licensed to NSK for use in the Territory. Such information is provided to NSK solely for the benefit of NSK and to enable NSK to perform its obligations and rights pursuant to the provisions of this Agreement. Such information is not available to third parties, except to the extent that it may be absolutely necessary to achieve the purposes of this Agreement. NSK further agrees to take all reasonable measures to prevent its employees or agents from divulging such information in any manner that may be contrary to the interest of NSI or NSK.

                                   ARTICLE IX
                                   ASSIGNMENT

      This Agreement shall be binding on and inure to the benefit of the heirs, successors, assigns and beneficiaries of the Parties; provided that NSK may not assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of NSI through its authorized representative (which consent may be granted or withheld by NSI in its sole discretion). Any such attempted assignment shall be void and unenforceable.

                                    ARTICLE X
                                  FORCE MAJEURE

      Neither party shall be in default under the terms of this Agreement by reason of its delay in the performance of or failure to perform any of its obligations hereunder if such delay or failure is caused by strikes, acts of God, the public enemy, riots, incendiaries, interference by military authorities, compliance with governmental laws, rules and regulations, delays in transit or delivery, inability to secure necessary governmental priorities for materials or any fault beyond its control or without its fault or negligence.

                                   ARTICLE XI
                              GOVERNMENTAL APPROVAL

      Should government approval, filing or recording of this Agreement be required or as provided in Article V herein, this Agreement shall not become effective until the consent of said proper governmental authorities in the Territory has been obtained. If such approval or filing is required by law, NSK is responsible, pursuant to the provisions of Article V, for filing and notification of this Agreement with appropriate authorities in the Territory.

                                   ARTICLE XII
                                    RECORDING

      NSI, in its sole discretion, shall have the right to record this Agreement or proof thereof, or to enter NSK as a registered user in the Territory. NSK agrees to cooperate, as reasonably requested by NSI, in arranging for such recordings or entries, or in bearing or canceling such recordings or entries in the event of amendments to or termination of this Agreement for any reason.

                                  ARTICLE XIII
                      GOVERNING LAW AND DISPUTE RESOLUTION

      This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, United States of America, applicable to contracts executed and performed therein. The Parties agree that the forum for any arbitration, action, suit or proceeding arising out of this Agreement shall be in the State of Utah. Each Party hereby submits to the jurisdiction in the State of Utah for resolution of any conflict or litigation arising under or purporting to interpret this Agreement. Any dispute arising out of this Agreement or any of the responsibilities and obligations therein shall be resolved through arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules as supplemented by the Procedures for International Commercial Arbitration. The arbitration proceedings shall be conducted in Salt Lake City, Utah, U.S.A. The findings and conclusions of said arbitration shall be binding upon the Parties, their heirs, successors, assigns and beneficiaries.

                                   ARTICLE XIV
                       APPLICABILITY OF POST-EFFECTIVE LAW

      To the extent that the Vienna Convention on the International Sale of Goods (the "Vienna Convention"), the United Nations Convention on contracts for the International Sale of Goods (the "UN Convention") or some other such similar law, treaty or act becomes effective during the term of this Agreement, the Parties agree that neither the Vienna Convention, UN Convention nor any such similar law, treaty or act shall be applicable to this Agreement or the transactions contemplated hereunder.

                                   ARTICLE XV
                                WAIVER AND DELAY

      No waiver by either party of any breach or default in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

                                   ARTICLE XVI
                                     NOTICES

      All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, or if communicated by facsimile, cable or similar electronic means to the facsimile number or cable identification number as previously provided by each party to the other, at the time that receipt thereof has been confirmed by return electronic communication or signal that the message has been received, or if mailed, ten (10) days after dispatch by registered airmail or courier, postage prepaid, from any post office addressed as follows:

      If to NSK:    Nu Skin Korea
                    Dabong Tower
                    890-12 Daechi-dong
                    Kangnam-ku, Seoul
                    Korea
                    Facsimile No.: 82-2-552-9728

      If to NSI:    Nu Skin International, Inc.
                    75 West Center Street,
                    Provo, Utah 84601, U.S.A.
                    Facsimile No.:  (801) 345-3899
                    Attn.: Senior International Legal Counsel

      Either party may change its facsimile number, cable identification number or address by a notice given to the other party in the manner set forth above.

                                  ARTICLE XVII
                               INTEGRATED CONTRACT

      This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understandings (both oral and written) of the Parties.

                                  ARTICLE XVIII
                           MODIFICATION AND AMENDMENTS

      No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and executed by the Parties.

                                   ARTICLE XIX
                                  NONDISCLOSURE

      The Parties agree that, except to the extent required by law, neither party will disclose the existence of any of the terms of this Agreement to any person that is not an affiliate of such party or an employee or agent of such party or affiliate without the prior written consent of the other party.

                                   ARTICLE XX
                                  SEVERABILITY

      To the extent that any provision of this Agreement is (or in the opinion of counsel mutually acceptable to both Parties would be) prohibited, judicially invalidated or otherwise rendered unenforceable in any jurisdiction, such provision shall be deemed ineffective only to the extent of such prohibition, invalidation or unenforceability in that jurisdiction, and only within that jurisdiction. Any prohibited, judicially invalidated or unenforceable provision of this Agreement will not invalidate or render unenforceable any other provision of this Agreement, nor will such provision of this Agreement be invalidated or rendered unenforceable in any other jurisdiction.

                                   ARTICLE XXI
                            COUNTERPARTS AND HEADINGS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in the United States of America by their respective duly authorized representatives as of the day and year first-above written.

NU SKIN INTERNATIONAL, INC.             NU SKIN KOREA, LTD.



BY: /s/ BLAKE M. RONEY                  BY: /s/ SUNG-TAE HAN
   ---------------------------             ------------------------------------
      BLAKE M. RONEY                         SUNG-TAE HAN
      PRESIDENT AND CEO                      REPRESENTATIVE DIRECTOR